NATURADE, INC.
                           7110 East Jackson Street
                             Paramount, CA  90723


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                      on
                                April 23, 1997



To the Shareholders of NATURADE, INC.:

      The Annual Meeting of Shareholders of Naturade, Inc. (the "Company"), a Delaware corporation, will be held on April 23, 1997, at 9:00 A.M., Pacific Daylight Time, at the Company's Headquarters at 7110 East Jackson Street, Paramount, California 90723, for the following purposes:

      1. To elect five directors to the Board of Directors to serve until the next annual meeting of shareholders or until their successors are elected and have been qualified.

      2. To ratify the appointment of a firm of independent public accountants to audit the accounts of the Company for the year 1997; and

      3. To transact such other business as may properly come before the meeting and any adjournment thereof.

      The Board of Directors has fixed the close of business on March 5, 1997 as the record date for the purpose of determining shareholders entitled to receive notice of, and to vote at said meeting and at any adjournment or postponement thereof.

      All shareholders are cordially invited to attend the meeting in person. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE IMMEDIATELY TO INSURE THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF AND TO HELP ASSURE A QUORUM. If you should decide to attend the meeting, you may revoke your proxy and vote in person. Shareholders may revoke any proxies granted hereunder (a) by delivering to the undersigned at the Company's offices at 7110 East Jackson Street, Paramount, California 90723 a written notice of such revocation, or (b) by presenting at the meeting a later dated proxy, or (c) by attending the meeting and voting in person.


By Order of the Board of Directors



/s/   Allan Schulman
------------------------
      ALLAN SCHULMAN
      President

Paramount, California
March 20, 1997

                                 NATURADE, INC.
                            7110 EAST JACKSON STREET
                           PARAMOUNT, CALIFORNIA 90723

                         ANNUAL MEETING OF SHAREHOLDERS
                                       on
                                 April 23, 1997

                                 PROXY STATEMENT



                             SOLICITATION OF PROXIES
                   (This solicitation is made by the Company)

      This proxy statement and the accompanying proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Naturade, Inc. (the "Company") for use at the Annual Meeting of Shareholders at 9:00 a.m. Pacific Daylight Time on April 23, 1997, and at any and all adjournments or postponements thereof. The persons named to serve as proxyholders were selected by the Board of Directors of the Company. A proxy may be revoked at any time prior to its exercise by written notification to the Secretary of the Company. Unless so revoked, proxies in the accompanying form which are properly executed will be noted in accordance with the specification, if any, of the shareholders and, if no specification is made, in favor of the directors, as set forth below, unless authority to vote with respect to any or all nominees is withheld.

      This proxy statement and the accompanying proxy are being sent to shareholders on or about March 24, 1997. The cost of solicitation of proxies will be borne by the Company. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to shareholders whose Company stock they hold of record. Proxies will be solicited principally through the use of the mail, but officers, directors and employees of the Company may solicit for proxies. Execution of a proxy card will not in any way affect a shareholder's right to attend the meeting and vote in person, and any person giving a proxy has the right to revoke it at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

                                VOTING SECURITIES

      The record date for the determination of shareholders entitled to vote at the Annual Meeting or any adjournment or postponements thereof is March 5, 1997. As of that date there were 2,797,223 shares of common stock, no par value, of the Company ("Common Stock") outstanding and entitled to vote. The Company has no other class of voting securities outstanding. Each share of Common Stock is entitled to one vote. The representation, in person or by proxy, of a majority of the outstanding shares of Common Stock shall constitute a quorum for the meeting. Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Company to act as election inspectors for the Annual Meeting. The election inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote


                                       -1-
                                 Page 2 of 12
for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the shareholders for a vote. Abstentions, however, do not constitute votes "for" or "against" any matter and thus will be disregarded and have no effect in the calculation of "votes cast." The election inspectors will treat shares referred to as "broker non-votes" (i.e., shares identified as held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote that the broker or nominee does not have discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker or nominee has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters.)

      Shares may be voted cumulatively for the election of directors. If any shareholder gives notice before the vote is taken, of intention to cumulate votes, then all shareholders will be entitled to cumulate their votes for election of directors. Cumulative voting allows a shareholder to cast a number of votes equal to the number of shares held as of the record date, multiplied by the number of directors to be elected. These votes may be cast for any one nominee, or may be distributed among as many nominees as the shareholder sees fit. If cumulative voting is declared at the meeting, votes represented by proxies delivered pursuant to this proxy statement may be cumulated in the discretion of the proxy holders.

                       NOMINEES FOR ELECTION AS DIRECTORS

      Five directors are to be elected to serve until the next annual meeting of shareholders or until their successors are elected and have been qualified. It is intended that the proxies solicited hereby will, unless such proxies direct otherwise, be voted for the election as directors of the persons listed below. Each of such persons is currently serving as a director. It is not expected that any of such persons will be unable to serve as a director, but if any director is unable to accept election, it is intended that shares represented by the proxies will be voted by the proxy holders for a substitute nominee selected by the Board of Directors. The following persons are nominated for election of directors:

      Name                    Age         Position                     Since
      ----                    ---         --------                    -----
      Allan Schulman          66          President, Director,        1959
                                          Chairman of the Board

      Robert Bearson          73          Director                    1995

      William P. Cordeiro     52          Director                    1991

      Robert L. Zuber         44          Director                    1992

      Barry M. Zwick          62          Director                    1992




                                       -2-
                                 Page 3 of 12

ALLAN SCHULMAN. Mr. Schulman has attended and completed business courses at the University of California at Los Angeles, Long Beach State College and the University of California at Irvine. A veteran of the Korean War, Mr. Schulman joined NPI (Naturade Products, Inc., the Company's predecessor) in 1953, and was elected President of NPI in 1959. He was elected to the Board of Directors of NPI in 1959, and to the Board of Directors of the Company in 1991.

ROBERT BEARSON. Mr. Bearson has an MBA in Business Administration from the Harvard Business School, Harvard University, Cambridge, Mass. He also holds a Bachelor of Science Degree from Cal Tech, Pasadena, CA. He runs a consulting business (ABM) and is a Senior Instructor at the University of California at Los Angeles, Business and Engineering Extension. He is a nationally recognized authority on specialty store retailing.

WILLIAM P. CORDEIRO. Dr. Cordeiro has a Ph.D. in Executive Management from Claremont Graduate School and an MBA from the University of Southern California. Since 1983 he has been a partner of BCA Consulting. Since 1988, Dr. Cordeiro has been a Management Professor in the School of Business and Economics of the California State University, Los Angeles. His business experience prior to BCA Consulting was with The Veta Grande Companies, Inc. as their Vice Chairman (1979-1983) and the Manager of Planning and Analysis at various divisions of ARCO (1967-1979).

ROBERT L. ZUBER. Mr. Zuber has a BA in Business from the University of Southern California, and is a CPA. From June of 1993 to July of 1996 he was the Director of Finance at Sheppard, Mullin, Richter and Hampton, and is presently Executive Director of the firm. The previous six years he was Chief Financial Officer and a member of the Board of American Pacific Mint, Inc. He was a Senior Manager at Stonefield and Josephson Accountancy Corporation from 1984 to 1987. He has over 20 years experience in financial management, including ten years as Senior Audit Manager with Ernst & Young.

BARRY M. ZWICK. Mr. Zwick has a BS Degree from the U.S. Military Academy at West Point and an MBA from the University of Southern California. Mr. Zwick has over 25 years experience in the securities business. He was a registered investment advisor. Mr. Zwick has been a member of the Midwest Stock Exchange and the Chicago Board of Trade. Since 1989 he has been a private investor. Prior to this period, he was a Managing Director of Ladenburg, Thalmann & Co., Inc.

      Information concerning the Company's executive officers who are not also directors is contained in Item 10 "Directors and Executive Officers," on pages 19 through 20 of the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1996. Such information is hereby incorporated by this reference.

      Provided a majority of the shares are represented in person or by proxy at the Annual Meeting of Shareholders, thereby constituting a quorum, the 5 individuals receiving the largest number of votes for Director, will be elected to the 5 seats on the Board of Directors. Shareholders are entitled to cumulate votes. Abstentions and broker nonvote proxies will be counted toward establishing the necessary quorum, but will not constitute votes for any candidate for the Board of Directors.




                                       -3-
                                 Page 4 of 12

               THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS
                             VOTE "FOR" THE NOMINEES

                          BOARD MEETINGS AND COMMITTEES

      During fiscal 1996, the Board of Directors of the Company held 5 meetings. All directors attended at least 80 percent of the aggregate number of meetings of the Board.

      Registrant's Board of Directors has no standing audit, nominating or compensation committees.

      Directors receive directors' fees paid by the Company at the rate of $500 per month, including committee meetings, plus expenses.

                        SECURITY OWNERSHIP OF DIRECTORS,
                      MANAGEMENT AND PRINCIPAL SHAREHOLDERS

      The following table sets forth information regarding beneficial ownership, as of February 11, 1997 of the Company's Common Stock by each owner of more than 5% of the outstanding Common Stock, by each director and nominee, by each person named in the Executive Compensation table herein and by officers and Directors of the Company as a group.

        Name & Address               Amount and Nature           Percent of
      of Beneficial Owner           Beneficial Ownership (1)      Of Class
      -------------------           -------------------------    ----------

      Allan Schulman                       1,291,129 (2)           35.42
      Naturade, Inc.
      7110 E.  Jackson St.
      Paramount, CA 90723

      Barry M. Zwick                         138,017 (3)            3.79
      925 De La Vina St.
      Suite 102
      Santa Barbara, CA 93101

      Robert L. Zuber                         66,402 (4)            1.82
      333 S. Hope St., Suite 4300
      Los Angeles, CA 90071

      William P. Cordeiro                     60,000 (5)            1.65
      5755 Kanan-Dume Rd.
      Malibu, CA 90265

      Michael Fernicola                       60,000 (6)            1.65
      Naturade, Inc.
      7110 E. Jackson St.
      Paramount, CA  90723




                                      -4-
                                 Page 5 of 12

      Robert Bearson                          10,000 (7)            0.27
      10900 Los Alamitos Blvd.
      Los Alamitos, CA  90720-5604

      Dallas Gold & Silver Exchange, Inc.    399,308 (8)           10.96
      519 Interstate 30, Suite 243
      Rockwall, TX 75087

      All officers and Directors as a      1,725,548                47.34
      Group, Consisting of 7 Persons


                                    FOOTNOTES

      (1) Reported in accordance with the beneficial ownership rules of the Securities and Exchange Commission (the "Commission"). Subject to community property laws, where applicable, unless otherwise indicated, voting power or investment power with respect to shares reflected in the table is not shared with others.

      (2) Total includes 1,092,018 shares solely owned by Mr. Schulman; 89,111 shares which can be purchased upon exercise of the Company's Class B Warrants; and 110,000 shares which can be purchased under presently exercisable options.

      (3) Total includes 78,155 shares solely owned by Mr. Zwick; 50,000 shares which can be purchased under presently exercisable options; and the following amounts owned by Mr. Zwick's minor son: 9,000 shares, and 862 shares which can be purchased upon exercise of the Company's Class B Warrants.

      (4) Total includes 15,000 shares solely owned by Mr. Zuber; 1,402 shares which can be purchased upon exercise of the Company's Class B Warrants; and 50,000 shares which can be purchased under presently exercisable options.

      (5) Total includes 10,000 shares solely owned by BCA Associates, of which Dr. Cordeiro is a 44% shareholder; and 50,000 shares which can be purchased under presently exercisable options.

      (6) Total includes 60,000 shares which can be purchased under presently exercisable options.

      (7) Total includes 10,000 shares which can be purchased under presently exercisable options.




                                      -5-
                                 Page 6 of 12

      (8) Dallas Gold & Silver Exchange, Inc. ("Dallas Gold") is a national wholesaler and retailer of precious metals and jewelry products based in Dallas, Texas. The securities of Dallas Gold trade on the American Stock Exchange under the symbol "DLS.EC". Dr. Len Smith, a consultant to the Company, is the Chairman of the Board, Chief Executive Officer and the controlling stockholder of Dallas Gold, and is the direct beneficial owner of 106,728 of these shares of the Company's Common Stock and 80,000 shares which can be purchased under a presently exercisable option. Dallas Gold and Dr. Smith each disclaim beneficial ownership of the shares held by each other, and report separately.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Each Director was granted an option on June 9, 1992 to acquire 10,000 shares of the Company's common stock, at an exercise price of $.875, with an expiration date one year after the departure of each Director from the Board of Directors. On January 25, 1995 each director was granted an additional option to acquire 20,000 shares of the Company's common stock at an exercise price of $1.07, with an expiration date one year after the departure of each Director from the Board of Directors. These options were granted for service on the Board of Directors since January 1, 1993. On January 17, 1996, each director, except Mr. Bearson who had not served a full year, was granted an additional option to acquire 10,000 shares of the Company's common stock at an exercise price of $1.72, with an expiration date one year after the departure of each director from the Board of Directors. Options to acquire 10,000 shares of the Company's common stock are hereafter to be granted to each director annually for each additional year of service on the Board of Directors. These options will have an exercise price equal to the average bid price of the Company's common stock for the 30 day period ending December 30th each year.

      On January 25, 1995, the Company issued to Michael Fernicola, the Company's Executive Vice President, options on 100,000 shares of the Company's restricted common stock exercisable at the rate of 20,000 shares per year beginning September 12, 1995. These options are exercisable at the average of the bid and ask price on January 25, 1995, which was $1.50 per share. In September 1996, the Company granted additional stock options to Michael Fernicola to purchase 20,000 shares of the Company's common stock at an exercise price of $1.13.





















                                       -6-
                                 Page 7 of 12

                          EXECUTIVE COMPENSATION

      The following table sets forth the annual compensation paid and accrued by the Company during its last three fiscal years to the executive officers to whom it paid in excess of $100,000, including cash and issuance of securities.



                      Annual Compensation                 Awards                       Payouts
----------- --------- -------- ----------  -------  -----------------------   -------------------------
     (a)      (b)      (c)        (d)        (e)         (f)           (g)       (h)        (i)


    Name                                       Other      Restricted                            All
    and                                        Annual       Stock                 LTIP          Other
 Principal                                  Compensation   Award(s)    Options/  Payouts    Compensation
  Position   Year     Salary($)    Bonus($)      ($)        ($)        SARs(#)     ($)           ($)
----------   ----     ---------    -------  ------------   ---------   -------   -------    -------------
Allan
Schulman
Chief        9/30/94  183,798      17,237         0          0            0        0        11,351
Executive    9/30/95  186,040      39,409         0          0         80,000      0        11,712
Officer      9/30/96  188,754         0           0          0         10,000      0        11,712
----------   -------  ---------    -------  ------------   ---------   -------   -------    -------------
Michael
Fernicola
Executive    9/30/94    3,462         0           0          0            0        0          0
Vice         9/30/95   89,231       5,000         0          0         20,000      0         4,400
President    9/30/96  105,385       4,013         0          0         40,000      0         6,600
----------   -------  ---------    -------  ------------   ---------  --------   -------    -------------



      Mr. Fernicola's employment with Naturade, Inc. commenced September
1994.

      In addition, both Mr. Schulman and Mr. Fernicola participate with other full-time employees in the Company's group health and life insurance program. Mr. Schulman owns 1/3 of the land and building in which the Company conducts its activities. As such, Mr. Schulman receives $8,339.00 per month rental paid by the Company under a facilities lease which extends through July of 1998.

      The 10,000 options awarded to Mr. Schulman were for serving on the Board of Directors and are exercisable at $1.72 per share which was the fair market value on the date of the grant.

      The 40,000 options awarded to Mr. Fernicola included 20,000 excercisable at $1.50 and 20,000 excercisable at $1.13. The fair market value on the date of the grant of both of these options was $1.13.



                                       -7-
                                 Page 8 of 12

      In June of 1992, the Company entered into a 5 year Employment Agreement with Mr. Schulman, its Chief Executive Officer providing for a base salary of $175,000 per year adjusted for cost of living annually, a bonus equal to 10% of pre-tax net operating profit over $250,000, and $1,000 per month car and travel allowance, and various other terms and conditions.

      All directors receive directors' fees of $500 per month, including committee meetings, plus expenses.

                   Option/SAR Grants In Last Fiscal Year



                                                                                     Potential Realizable Value
                                                                                     at Assumed Annual Rates
                                                                                     of Stock Price
                                                                                     Appreciation
                                    Individual                                       for Option Term

------------   ----------  ------------- --------- --------------  ------------    --------------------------------
     (a)           (b)        (c)          (d)         (e)            (f)             (g)       (h)      (i)

                             % of Total
                            Options/SARs
                  Options/    Granted to   Exercise   Market Price
                   SARs        Employees    or Base    on Date of
                 Granted       in Fiscal     Price      Grant        Expiration
    Name           (#)           Year        ($/Sh)     ($/Sh)          Date            5% (S)    10% (S)   0% (S)
---------------  ---------   ------------- ---------  -------------  ----------      ----------  --------  -------

Allan Schulman
Chief Executive
Officer           10,000        14%            1.72      1.72        January 25,      $11,100    $29,400       -
                                                                        2006
---------------  ---------   ------------- ---------  -------------  ----------      ----------  --------  -------
Michael Fernicola
Executive
Vice President    20,000        28%            1.50      1.13        September 12,    $19,400    $51,200       -
                                                                        2006
                  20,000        28%            1.13      1.13        September 12,    $14,600    $38,600       -
                                                                        2006
---------------  ---------   ------------- ---------  -------------  ----------      ----------  --------  -------

      No options were exercised by officers or directors during the fiscal year ended September 30, 1996.

      The expiration date was arbitrarily estimated to be ten years from the grant date because the options do not have a fixed expiration date. The options expire one year after departure from the Board of Directors. The Company does not have a mandatory retirement date for Directors.


                                       -8-
                                 Page 9 of 12

              BOARD OF DIRECTORS' REPORT ON EXECUTIVE COMPENSATION

      The compensation paid to Mr. Schulman and Mr. Fernicola, including bonus, was determined by members of the Board of Directors, with Mr. Schulman abstaining, based upon a comparison of compensation paid to other chief executive officers and executive vice presidents of other distribution companies in other industries with comparable sales revenues. The bonus provided in Mr. Schulman's Employment Contract is fixed at 10% of pre-tax income from operations in excess of $250,000.

                     RATIFICATION OF APPOINTMENT OF AUDITORS

      The Company's Board of Directors has selected McGladrey & Pullen as the Company's independent accountants for the fiscal year ended September 30, 1997. Although the appointment of McGladrey & Pullen is not required to be submitted to a vote of the shareholders, the Board of Directors believes it appropriate as a matter of policy to request that the shareholders ratify the appointment for the current fiscal year. In the event a majority (1,398,612, representing 50% of the outstanding shares of common stock) of the votes cast at the meeting are not voted in favor of the appointment, the Board of Directors will reconsider its selection.

      Proxies not limited to the contrary will be voted for the ratification of the appointment of McGladrey & Pullen to audit the accounts of the Company for the fiscal year ended September 30,1997. Any proxy indicating a contrary choice will be voted in accordance with that choice. McGladrey & Pullen has audited the accounts of the Company since 1994.

      A representative of McGladrey & Pullen will be present at the meeting and will be given an opportunity to make a statement if he desires. He will also be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF
                         MCGLADREY & PULLEN AS AUDITORS.






















                                       -9-
                                 Page 10 of 12

                            PROPOSALS OF STOCKHOLDERS

      Proposals of stockholders must be received in writing by the Secretary of the Company no later than November 11,1997 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to the Annual Meeting of Stockholders to be held in 1998.

                                  OTHER MATTERS

      The Board of Directors does not know of any matters which will be presented for consideration at the meeting of shareholders other than those referred to in the notice of meeting. If, however, any such matters should come before the meeting, the persons named in the enclosed proxy will vote the shares covered by proxy in accordance with their best judgement.

SHAREHOLDERS ARE URGED TO IMMEDIATELY SPECIFY THEIR CHOICES AND DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.


                                   By order of the Board of Directors



                                   /s/ Paul D. Shapnick
                                   ------------------------------------
                                       Paul D. Shapnick
                                       Secretary


Paramount, California
March 20, 1997






















                                      -10-
                                 Page 11 of 12

Each stockholder, whether or not he or she expects to be present in person at the Annual Meeting, is requested to SIGN, DATE AND RETURN THE ENCLOSED PROXY in the accompanying envelope as promptly as possible. A stockholder may revoke his or her proxy at any time prior to voting.

                                NATURADE, INC.
                     PROXY SOLICITED ON BEHALF OF BOARD OF
                        DIRECTORS FOR ANNUAL MEETING OF
                        SHAREHOLDERS ON APRIL 23, 1997.

The undersigned hereby constitutes and appoints PAUL D. SHAPNICK and DR. LEN SMITH, severally, with full power of substitution, attorneys and proxies to the undersigned to represent the undersigned and vote all shares of the Company's Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held at the Company's headquarters at 7110 East Jackson Street, Paramount, California 90723 on
APRIL 23, 1997, at 9:00 A.M. Pacific Daylight Time, and at any postponement or adjournment thereof, in the following manner:

1.    ELECTION OF DIRECTORS

[ ] FOR all nominees listed below (except as marked to the contrary below)
[ ] WITHHOLD AUTHORITY to vote for the nominees listed below

(INSTRUCTION: To withhold authority to vote for any individual nominee, mark the box next to the nominee's name below)

              [ ]  Allan Schulman            [ ]   Robert L. Zuber
              [ ]  Robert Bearson            [ ]   Barry M. Zwick
              [ ]  William P. Cordeiro

2.    RATIFICATION OF APPOINTMENT OF AUDITORS

For  [ ]                  Against  [ ]                    Abstain  [ ]

3. IN ACCORDANCE WITH THEIR BEST JUDGEMENT with respect to any matters which may properly come before the meeting or any postponement or adjournment.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

Please sign exactly as name appears below. When shares are held in joint account, each owner should sign. When signing as attorney, trustee, executor, etc., so indicate. If corporation, please sign full corporate name by authorized officer. If partnership, sign in full partnership name by authorized person.

                                    Date: ________________________, 1997
                                    Signed: ___________________________
Number of Shares Held:______        Signed:____________________________

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                                      -1-
                                 Page 12 of 12